CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS
FIRST QUARTER 2010 RESULTS

DALLAS, TEXAS (April 28, 2010) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the first quarter ended March 31, 2010.

For the first quarter of 2010, net patient service revenue from continuing operations increased 2.4% to $171.5 million, compared with $167.5 million for the first quarter of 2009.  The Company’s net income attributable to Odyssey stockholders for the first quarter of 2010 was $13.4 million, or $0.40 per diluted share, as compared with $8.7 million, or $0.26 per diluted share, for the first quarter of 2009.  The Company’s EBITDA from continuing operations for the first quarter of 2010 was $25.1 million, compared with $17.1 million for the first quarter of 2009.

In commenting on the results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “Overall, I am pleased with our results for the first quarter of 2010, with net income attributable to Odyssey stockholders increasing by 53.7% over the first quarter of 2009.  I am particularly pleased with our expense management during the quarter, with adjusted operating expenses per patient day decreasing from $137.16 for the first quarter of 2009 to $132.03 for the first quarter of 2010.  On a sequential basis, adjusted operating expenses per patient day for the first quarter of 2010 were essentially flat compared with $132.12 for the fourth quarter of 2009.  With respect to the Medicare cap, our admission volume helped reduce our Medicare cap contractual adjustment to 0.7% of gross patient service revenue for the first quarter of 2010 as compared with 0.8% for the first quarter of 2009 and 1.1% for the fourth quarter of 2009.”

In closing, Mr. Lefton added, “Due to our progress in reducing claims subject to additional document requests from our Medicare fiscal intermediaries, we reduced our bad debt expense as a percentage of net revenue to 0.9% for the first quarter of 2010 as compared with 1.4% for the first quarter of 2009 and 1.5% for the fourth quarter of 2009.  As a result of our good operating results and collection efforts, we ended the first quarter of 2010 with a cash balance of $141.9 million.”

The Company also announced that its hospice programs in Alameda County, California, and Salem, Oregon, received their Medicare certification during the first quarter of 2010.

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ODSY Announces First Quarter 2010 Results

April 28, 2010

Conference Call
Odyssey will host a conference call to discuss the first quarter 2010 results on Thursday, April 29, 2010, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure included in this press release and is reconciled to the comparable GAAP financial measure in the tables attached to this press release.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; government and private party legal proceedings and investigations; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; declines in patient census growth; increases in inflation including inflationary increases in patient care costs; the Company’s ability to effectively implement the Company’s 2010 operations and development strategies; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; the Company’s ability to successfully integrate and operate acquired hospice programs; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; cost of complying with the terms and conditions of the Company’s corporate integrity agreement; adverse changes in the competitive environment in which the Company operates; changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in the Company’s estimate of additional stock-based compensation costs; and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2010, and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained in this press release and in the presentation to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces First Quarter 2010 Results

April 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED SELECTED OPERATING DATA

	Three Months Ended March 31,
	2010	2009
Continuing Operations:(1)
Admissions	12,744	12,702
Discharges	12,692	12,725
Average daily census	12,323	12,186
Discharge average length of stay	87	83
Gross revenue per patient day	$159.22	$158.03
Medicare cap as % of gross revenue	0.7%	0.8%
Net revenue per patient day	$154.63	$152.75
Operating expense per patient day	$133.66	$138.25
Adjusted operating expense per patient day(2)	$132.03	$137.16
Bad debt expense as % of net revenue	0.9%	1.4%

Same-Facility:(3)
Admissions	12,710	12,702
Average daily census	12,269	12,186
Average length of stay	87	83

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)
Adjusted operating expense per patient day for the three months ended March 31, 2010, excludes depreciation and amortization expenses of $1.58 and $0.05 per patient day of care, respectively.  Adjusted operating expense per patient day for the three months ended March 31, 2009, excludes depreciation and amortization expenses of $1.03 and $0.06 per patient day of care, respectively.

(3)	Same-facility information includes Odyssey hospice programs that have been in operation for the entire period of each period presented and Medicare certified for at least 12 months.

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ODSY Announces First Quarter 2010 Results

April 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Net patient service revenue	$171,496	$167,532
Operating expenses:
Direct hospice care	96,401	98,455
General and administrative – hospice care	32,694	33,800
General and administrative – support center	15,801	15,805
Provision for uncollectible accounts	1,533	2,364
Depreciation	1,745	1,129
Amortization	58	70
Income from continuing operations before other income (expense)	23,264	15,909

Other income (expense):
Interest income	67	166
Interest expense	(1,438)	(1,885)
	(1,371)	(1,719)
Income from continuing operations before provision for income taxes	21,893	14,190
Provision for income taxes	8,115	5,283
Income from continuing operations	13,778	8,907
Loss from discontinued operations, net of income taxes	(126)	(52)
Net income	13,652	8,855
Less: Net income attributable to noncontrolling interests	253	136
Net income attributable to Odyssey stockholders	$13,399	$8,719

Income (loss) per common share:
Basic:
Continuing operations attributable to Odyssey stockholders	$0.41	$0.27
Discontinued operations attributable to Odyssey stockholders	(0.01)	–
Net income attributable to Odyssey stockholders	$0.40	$0.27
Diluted:
Continuing operations attributable to Odyssey stockholders	$0.40	$0.27
Discontinued operations attributable to Odyssey stockholders	–	(0.01)
Net income attributable to Odyssey stockholders	$0.40	$0.26

Weighted average shares outstanding:
Basic	33,344	32,801
Diluted	33,790	32,950

Amounts attributable to Odyssey stockholders:
Income from continuing operations, net of income taxes	$13,525	$8,771
Loss from discontinued operations, net of income taxes	(126)	(52)
Net income	$13,399	$8,719

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ODSY Announces First Quarter 2010 Results

April 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31, 2010	Dec. 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$141,909	$128,632
Accounts receivable from patient services, net of allowance for uncollectible accounts
of $13,106 and $12,462 at March 31, 2010, and December 31, 2009, respectively	104,601	110,593
Income taxes receivable	–	352
Deferred tax assets	10,805	10,235
Prepaid expenses and other current assets	5,011	6,017
Total current assets	262,326	255,829
Property and equipment, net of accumulated depreciation	19,907	20,700
Deferred loan costs, net	2,851	3,033
Long-term investments	12,434	12,425
Intangibles, net of accumulated amortization	19,193	19,251
Goodwill	192,057	191,766
Total assets	$508,768	$503,004

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,002	$4,016
Accrued compensation	26,090	31,729
Accrued nursing home costs	17,870	18,144
Accrued Medicare cap contractual adjustments	13,399	18,798
Income taxes payable	4,664	1,504
Other accrued expenses	43,135	42,683
Current maturities of long-term debt	41,625	38,675
Total current liabilities	149,785	155,549
Long-term debt, less current maturities	71,999	76,527
Deferred tax liability	15,028	15,171
Other liabilities	4,345	4,597
Commitments and contingencies	–	–
Equity:
Odyssey stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,894,728 and
38,549,833 shares issued at March 31, 2010, and December 31, 2009, respectively	39	39
Additional paid-in capital	128,637	125,716
Retained earnings	207,830	194,431
Accumulated other comprehensive loss, net of income taxes	(1,367)	(1,481)
Treasury stock, at cost, 5,347,072 shares held at March 31, 2010 and December 31, 2009	(69,954)	(69,954)
Total Odyssey stockholders’ equity	265,185	248,751
Noncontrolling interests	2,426	2,409
Total equity	267,611	251,160
Total liabilities and equity	$508,768	$503,004

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ODSY Announces First Quarter 2010 Results

April 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2010	2009
Operating Activities:
Net income attributable to Odyssey stockholders	$13,399	$8,719
Adjustments to reconcile net income to net cash provided by operating activities and discontinued operations:
Loss from discontinued operations, net of income taxes	126	52
Net income attributable to noncontrolling interests	253	136
Loss on disposal of property and equipment	6	–
Depreciation and amortization	1,803	1,199
Amortization of deferred loan costs	182	183
Share-based compensation expense	1,557	1,093
Deferred income taxes	(777)	3,808
Provision for uncollectible accounts	1,533	2,364
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable from patient services	4,458	(7,108)
Prepaid expenses and other current assets	1,266	909
Accounts payable, accrued nursing home costs, accrued Medicare cap contractual
adjustments and other accrued expenses	(10,898)	(3,497)
Net cash provided by operating activities and discontinued operations	12,908	7,858

Investing Activities:
Cash paid for acquisitions, net of cash acquired	(219)	(205)
Purchases of property and equipment, net	(980)	(1,648)
Net cash used in investing activities	(1,199)	(1,853)

Financing Activities:
Proceeds from exercise of stock options	1,242	26
Cash paid for partnership distributions	(236)	(31)
Tax benefit from share-based compensation	2,140	9
Payments on credit facility	(1,578)	(1,598)
Net cash provided by (used in) financing activities	1,568	(1,594)

Net increase in cash and cash equivalents	13,277	4,411
Cash and cash equivalents, beginning of period	128,632	56,043
Cash and cash equivalents, end of period	$141,909	$60,454

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ODSY Announces First Quarter 2010 Results

April 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

This press release includes the non-GAAP financial measure of EBITDA.  The following table reconciles this non-GAAP financial measure to net income attributable to Odyssey stockholders, which Odyssey believes is the most comparable GAAP financial measure:

	Three Months Ended March 31,
	2010	2009
Net income attributable to Odyssey stockholders	$13,399	$8,719
Add:
Net income attributable to noncontrolling interests	253	136
Loss from discontinued operations, net of taxes	126	52
Provision for income taxes	8,115	5,283
Interest expense	1,438	1,885
Interest income	(67)	(166)
Depreciation	1,745	1,129
Amortization	58	70
EBITDA	$25,067	$17,108

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